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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 1995 included (or incorporated by reference) in Northwestern Public Service Company's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP



Minneapolis, Minnesota
     June 20, 1995